Exhibit (a)(2)(xxxii)

Aventis
Toward a new beginning

Richard J. Markham
Vice Chairman of the Management Board and
Chief Operating Officer

Morgan Stanley Global Healthcare Unplugged Conference

May 6, 2004

FORWARD-LOOKING STATEMENTS

Statements in this presentation other than factual or historical information, including but not limited to statements of or relating to Aventis' financial projections, plans and objectives for future operations, predictions of future product sales or economic performance, proposed business combination with Sanofi-Synthelabo, and assumptions underlying or relating to any such statements, are forward-looking statements subject to risks and uncertainties.

Actual results could differ materially depending on factors such as the availability of resources, the timing and effects of regulatory actions, the success of new products, the strength of competition, the success of research and development efforts, the outcome of significant litigation, the effectiveness of patent protection, the effects of currency exchange fluctuations, the outcome of the Sanofi-Synthelabo tender offer, the inherent uncertainties of business integration, and other factors.

Estimates of future product sales can be particularly subject to uncertainty due to the multitude of factors that could cause actual results to differ materially. Such factors include, but are not limited to, adverse outcomes in patent infringement litigation; entry into the market of new products, or of generic or over-the-counter versions of Aventis' products or of competing products; undesirable or untimely regulatory or legislative actions, such as forced conversion of prescription drugs to over-the-counter status; inability to obtain regulatory approval to market drugs for certain indications; and limitations on revenues imposed by volume purchasers, government entities, and by operation of law. Aventis disclaims any obligation to revise or update any such forward-looking statement. Additional information regarding risks and uncertainties is set forth in the current Annual Report on Form 20-F of Aventis on file with the Securities and Exchange Commission and in the current Annual Report—"Document de Référence"—on file with the "Autorité des marchés financiers in France."

Aventis shareholders are urged to read Aventis' Solicitation/Recommendation Statement on Schedule 14D-9 when it is filed by Aventis with the U.S. Securities and Exchange Commission, as it will contain important information. The Solicitation/Recommendation Statement and other public filings made from time to time by Aventis with the SEC are available without charge from the SEC's Website at www.sec.gov.

"SANOFI-AVENTIS": REASONS FOR RECOMMENDING THE OFFER
Initial offer	Improved offer
• Undervalued Aventis	Higher premium/multiple
• Plavix risk in Sanofi shares	Increased cash component
Statement with added disclosure
• Execution & integration risks	Balanced corporate governance
• Share overhang	Statement from Sanofi core shareholders
• Antitrust risks	EU approval already obtained
Agreement reached by Sanofi to sell Arixtra/Fraxiparine to GSK

KEY TERMS OF THE IMPROVED OFFER

Consideration:

•
Main offer: 1 Aventis share --> (0.8333 Sanofi shares + €20 in cash)

•
€68.93 value based on L1M* average as of January 21

•
€66.63 value based on April 23 trading price

•
Final consideration will include 29% in cash and 71% in shares

•
Relative weight of Aventis shareholders in combined entity: 49%

-->
Increase of €8.50 per share in cash; ~ €7 billion additional cash

-->
Deal value €55.3 billion

Key conditions:

•
50% acceptance threshold

•
Approval by Sanofi Extraordinary Shareholder Meeting

*  L1M-Last One Month

BALANCED CORPORATE GOVERNANCE
•
Board of Directors

  16 members split equally between Aventis and Sanofi

  Jean-François Dehecq as Chairman/CEO

•
Executive Committee and Integration Committee

  Equal representation, plus Jean-François Dehecq as Chairman/CEO

  Audit, Remuneration, Strategic and Scientific Committees to include equal numbers of directors designated by Aventis and Sanofi

PRELIMINARY TIMELINE
• April 26	Filing of revised offer with AMF
• May 4	"Avis de recevabilité" issued by the AMF
• May 11*	Opening of the offer
• June*	Sanofi General Meeting of shareholders
• June 30*	Closing of offer
• July 13*	Results of the offer
• July 22*	Settlement of the offer

*  estimates

Q1 2004 business results

Q1 2004—OFF TO A GOOD START
Group(1)/Core business	Q1 2004	Q1 2003	Change
Total Revenues(2)	€4,025	€4,029	+7.1%

Net income	€556	€485	+14.6%

Earnings per share	€0.71	€0.61	+16.5%

    •
    Strong free cash flow generation of €673 million in the first quarter

    •
    Proceeds from the divestment of Aventis Behring of €440 million and the divestiture of Azmacort for €160 million

    •
    Net debt of €2.935 billion, reflecting a decrease of €1.025 billion compared to the end of 2003

(1)
Comparison includes Aventis Group for 2004 vs. Aventis core business for 2003

(2)
Activity variance, sales in million €

GOOD EPS GROWTH DESPITE DEFENSE COSTS
	Q1 2004	Q1 2003	Change
Earnings per share	€0.71	€0.61	16.5%

Sanofi defense costs	0.04	—

Earnings per share (excluding defense costs)	€0.75	€0.61	23.5%

(1)
Group/Core business

STRATEGIC PRODUCTS AND VACCINES GENERATING HEALTHY GROWTH IN Q1 2004
	Q1 2004 sales (in million €)	Activity change
Strategic product and human vaccine sales	€2,308	+21.1%

Lovenox	€440	+25.3%
Taxotere	€334	+12.2%
Delix/Tritace	€224	-6.5%
Lantus	€168	+108.9%
Ketek	€46	+80.4%
Actonel(1)	€62	+89.6%
Alliance sales(2)	€219	+59.9%
Human vaccines	€366	+13.8%

Allegra sales	€325	-11.9%

U.S. sales	€241	-12.0%

Rest of portfolio	€1,298	-9.9%

Other prescription drugs	€1,165	-10.3%
Bulk and toll manufacturing	€133	-6.4%

(1)
Actonel sales recorded by Aventis

(2)
Combined sales of partnership with Procter & Gamble (excludes Japan)

KEY PRODUCT ACHIEVEMENTS IN Q1
Date	Product	Comments
January 20	Taxotere	Positive study on late stage non-small cell lung cancer (NSCLC)

February 6	Sculptra	FDA acceptance of filing to treat facial Lipoatrophy

February 12	OptiClik	Aventis submits OptiClik insulin delivery device for approval in the EU/U.S.

February 25	Menactra	FDA acceptance for filing of Menactra

March 4	Exubera	Aventis and Pfizer seek approval to market Exubera in Europe

March 9	Lovenox	SYNERGY study confirms benefits of Lovenox

March 25	Taxotere	US and EU regulatory applications for use in early-stage breast cancer

March 26	Sculptra	Recommendation for approval with conditions from FDA advisory panel

April 1	Ketek	FDA Approval

KETEK®: U.S. APPROVAL ON APRIL 1, 2004
•
World's first ketolide

—
New class distinguished from macrolides

—
Launch planned in time for the start of the fall 2004 respiratory tract infection season

•
Targeted therapy for respiratory tract infections, including coverage of resistant S. pneumoniae

•
Extensive experience accumulated

—
>7 million post-marketing exposures

•
No induction of macrolide type resistance

•
Overall safety profile similar to other marketed antibiotics

—
Mainly gastrointestinal events

—
No increase in cardiac events or deaths in Phase III studies

—
No difference in clinical hepatic events vs. comparators

—
Visual disturbance uncommon, self limiting and no drug related sequelae

KETEK®: SIGNIFICANT OPPORTUNITY WITH CHANGING COMPETITIVE LANDSCAPE

No new competitive threat

Product	Company	Phase
Gemifloxacin	GSK returned to LCGI	Approved US
Re-licensed to GeneSoft

BMS-284756 Garenoxacin	Returned to Toyama	Phase III

J&J RWJ 415663 Ketolide	J&J	Phase I

Pfizer CP- 654743 Ketolide	Pfizer	Phase I

DK507k	Daiichi Pfizer in U.S.	Discontinued

Cethromycin (ABT-773)	Abbott	Discontinued

KETEK®: DEMONSTRATED EFFICACY AND COST ADVANTAGE

LOVENOX®: HEPARIN MARKET OFFERS SIGNIFICANT UNTAPPED POTENTIAL

LOVENOX®: KEY GROWTH OPPORTUNITIES IN CARDIOLOGY AND MEDICAL DVT
•
Peak sales potential: > €2.5 billion

•
Main focus remains on converting unfractionated heparin use in the U.S.

•
SYNERGY trial in NSTE ACS(1)

•
Lovenox vs. UFH—10,000 patients

•
Makes Lovenox a foundation therapy regardless of catherization time

•
DVT medical disease awareness campaign supporting growth

•
March 2004—"DVT Awareness" in U.S.

•
DVT awareness programs set to begin in France and Germany

(1)
American College of Cardiology 2004

NSTE ACS—Non-ST elevation acute coronary syndromes

DVT—Deep vein thrombosis

STEMI—ST-elevated myocardial infarction

AMI—Acute myocardial infarction

UFH—Unfractionated heparin

LOVENOX®: IMPLICATIONS OF THE SYNERGY TRIAL
•
Patients who started and stayed on Lovenox fared better

•
Patients not switched (including in the cath Lab) fared better

•
Patients should not hesitate to transition to PCI on Lovenox

IMPLICATIONS:

Increased conversion from UFH

PCI—Percutaneous coronary interventions

UFH—Unfractionated heparin

LOVENOX®: "START WITH AND STAY WITH"—LEADS TO A BETTER OUTCOME
•
Initiation and maintenance of therapy with Lovenox provides superior efficacy vs. UFH (< death/MI at 30 days)

•
18% relative risk reduction in death or non-fatal myocardial infarction vs UFH

•
In patients receiving consistent therapy(1), Lovenox is as safe as UFH

(1)
Consistent therapy = no prerandomization therapy, or patient randomized to the prerandomization therapy

TAXOTERE®: BROADENING BENEFITS TO A WIDER GROUP OF TUMORS

•
Peak sales potential: > €3 billion

•
Aiming to be first drug approved to treat three most common cancers

•
Market leader in breast and lung cancer

—
Breast cancer: Five phase III trials have demonstrated a survival advantage

—
Lung cancer: Only agent with 1st and 2nd line survival data

•
Agent of choice for combination therapy

•
New indications to drive growth

—
Five-year survival benefit confirmed in adjuvant breast cancer

—
Early data reveals benefits in gastric cancer

—
Survival benefit in prostate cancer

TAXOTERE®: STRONG PRESENCE AT ASCO 2004
•
2 Plenary Sessions on June 7, 2004, to review results of recently completed trials in Androgen Independent Prostate Cancer

•
8 oral abstract presentations on Taxotere

•
Head & Neck submitted as late breaking abstract

•
> 100 posters

•
Launch of a new Global campaign for Taxotere

LANTUS®: ORIGIN TRIAL SEEKING TO SHOW HEART DISEASE RISK REDUCTION
•
Five-year landmark ORIGIN (Outcome Reduction with Initial Glargine Intervention) trial in active recruitment phase

—
> 400 patients enrolled to date

—
To include 10,000 participants at over 600 sites in over 35 countries

•
First major clinical study to determine insulin benefits in reducing CV events

—
Assessing ability to reduce events such as heart attack and stroke

—
Focus on people with early diabetes or pre-diabetes at high risk of CV disease

•
First primary outcome a composite of various factors

—
CV death

—
Non-fatal heart attack

—
Non-fatal stroke

APIDRA®: A NOVEL RAPID-ACTING INSULIN ANALOGUE
•
Peak sales potential: > €400 million

•
Rapid-acting insulin analog

—
More rapid onset and shorter duration of action than regular human insulin (RHI)

—
Consistent rapid action in all patient profiles

—
Rapid glucose disposal when given shortly before or soon after a meal

•
Ideal adjunct to Lantus therapy

•
Approved in US in April; launch planned after approval of OptiClik pen

•
EU approval expected in 2004

OPTICLIKTM: A NEW INSULIN DELIVERY SYSTEM SUBMITTED IN THE U.S., EU AND JAPAN
•
Developed through extensive market research

—
Easy to learn and use

—
Large LCD display

—
Ergonomic shape

•
OptiClik submitted in the U.S., EU and Japan in January/February 2004

EXUBERA®(1): INHALING DRY POWDER INSULIN WORKS
•
Blockbuster sales potential

•
Innovation in insulin delivery

—
Pre-meal, rapid-acting insulin

•
> 2,000 patients in late-stage trials

—
Some on Exubera up to 5 years

•
Convincing efficacy/patient acceptance

•
Encouraging pulmonary trends

—
Early lung function declines seem to stabilize to normal rates seen with aging

—
Additional studies ongoing

•
EMEA accepted filing of MAA in March 2004

(1)
Cooperation with Pfizer

SCULPTRATM/NEW-FILL®: THE WORLD'S FIRST SEMI-PERMANENT SCULPTING AGENT
•
FDA Advisory Committee recommends approval

—
Facial lipoatrophy in people with HIV

•
Sculptra/New-Fill is an injectable poly-L-lactic acid agent

—
Corrects skin soft tissue defects associated with facial lipoatrophy

•
Entry into dynamic aesthetic dermatology market

—
> 5 million non-surgical U.S. procedures in 2002

—
> 30 million potential users (age 35-60) with household income > €75,000

•
Favorable market conditions

—
Aging and income demographics

—
Cash payment scheme

—
Concentrated target audience

—
Motivated consumers

ALLEGRA®: STILL LEADING THE PACK
•
Market share holding up well in spring 2004

•
Majority of covered lives continue to be in the preferred category of reimbursement

•
More consumers ask their doctor for Allegra 180mg than any other Rx NSA(1)

•
Filed for Allegra-D 24 hr in December

—
Long-lasting congestion relief is an unmet market need(2)

(1)
Allegra Compass Study—March 2004

(2)
Image & Attribute Study—November 2003

CONCLUSION
•
Aventis Supervisory Board recommends substantially improved offer from Sanofi-Synthelabo in order to create "Sanofi-Aventis"

•
Aventis Q1 business results confirm strong start to 2004

•
Good EPS growth despite defense costs

•
Aventis delivers on submissions and approvals program in Q1 2004

•
On track to achieve 2004 objectives

        Back-Up

LANTUS®: EARLY INSULINIZATION STRATEGY IS WORKING

ACTONEL®: ON TRACK TO ACHIEVE BLOCKBUSTER STATUS IN 2005

•
Peak sales potential: > €2 billion

—
2003 Alliance sales: €766 million (+70%)

•
Launched in > 65 markets

—
Osteoporosis share: 16% (+ 5 p.p.)(1)

—
Bisphosphonate share: 22% (+6 p.p.)(1)

•
Outstanding clinical data(2)

—
Rapid/sustained fracture prevention

—
>60% reduction in GI-related medical expenses vs. Fosamax

•
New dosing and delivery options

(1)
IMS

(2)
ASBMR 2003

ACTONEL®: MOVING BEYOND BMD AND CHANGING THE OSTEOPOROSIS PARADIGM

LOVENOX®: GROWTH FROM HEPARIN CONVERSION AND MARKET EXPANSION